UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): September 2, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On September 2, 2015, the Registrant, through WHLR-Bixby Commons, LLC, a Delaware limited liability company (“WHLR-Bixby Commons”) and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, entered into an Agreement for Purchase and Sale of Real Property (the “Sale Agreement”) as seller, with Ladder Capital Finance, LLC and/or its assignee as buyer (the “Buyer”), for the sale of a property located in Bixby, OK, commonly known as Bixby Commons (the "Property"), for the sales price of Ten Million Nine Hundred Eighty-Seven Thousand Five Hundred Seventy-One and 00/100 Dollars ($10,987,571).

Closing of the Property is subject to customary due diligence procedures.

No director, officer or affiliate of the Registrant is affiliated with the Buyer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Sale Agreement, dated September 2, 2015, by and between WHLR-Bixby Commons and the Buyer.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: September 8, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Sale Agreement, dated September 2, 2015, by and between WHLR-Bixby Commons and the Buyer.